Exhibit 10.7

ADVANCE AGREEMENT

This Advance Agreement (this “Agreement”) is made as of June 28, 2009, by and among Steel Partners Holding L.P., a Delaware limited partnership (“SPH”) and Steel Partners II Master Fund L.P., a Delaware limited partnership (the “Master Fund”) and.

RECITALS:

WHEREAS the Master Fund is a limited partner of SPH;

WHEREAS, in connection with its operations the Master Fund incurs certain costs and expenses;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           SPH and the Master Fund each acknowledge that SPH: (i) has advanced certain cash payments to the Master Fund; and (ii) may in future advance further cash payments to the Master Fund, to enable the Master Fund to cover its ongoing costs and expenses (the “Cash Advances”).

2.           SPH acknowledges and agrees that the Cash Advances are and will be recorded in its books of account as debits owed to it by the Master Fund.

3.           The Master Fund acknowledges that the Cash Advances are and will be recorded in its books of accounts as liabilities owed to SPH.

4.           The parties agree that any distributions due to the Master Fund in accordance with the limited partnership agreement of SPH or any other agreement between the parties, shall first be used to reduce the liability of the Master Fund to SPH hereunder and shall therefore reduce the amounts recorded on the books and records of each of SPH and the Master Fund as debits and liabilities (as applicable).

5.           Steel Partners II GP LLC as general partner to SPH hereby consents to the transactions contemplated under this agreement and to any other actions required to give effect thereto.

6.           Each party to this Agreement hereby agrees to execute such further instruments and to take all such further actions as may be required in order to effectuate the provisions of this Agreement.

7.           The rights and obligations of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

8.           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same legal binding effect as an original signature.

9.           This Agreement shall be effective for all purposes as of June 28, 2009, notwithstanding the date on which it is executed.

10.         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

STEEL PARTNERS HOLDING L.P.

By: Steel Partners II GP LLC, General Partner

By:	/s/ Sanford Antignas
	Name:	Sanford Antignas
	Title:	Chief Operating Officer

STEEL PARTNERS II MASTER FUND L.P. By: Steel Partners II GP LLC, General Partner

By:	/s/ Sanford Antignas
	Name:	Sanford Antignas
	Title:	Chief Operating Officer